Exhibit 10.3

ELECTRA THERAPEUTICS, INC.

STOCK OPTION GRANT NOTICE

(2026 EQUITY INCENTIVE PLAN)

Electra Therapeutics, Inc. (the “Company”), pursuant to the Company’s 2026 Equity Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of Shares set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan, and the Stock Option Agreement and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement will have the meanings set forth in the Plan or the Stock Option Agreement, as applicable.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price Per Share:
Total Exercise Price:
Expiration Date:

Type of Grant:	[Incentive Stock Option] OR [Nonstatutory Stock Option]

Exercise and Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[__________________________________________________________]

Additional Terms/Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

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The Option is governed by this Stock Option Grant Notice (this “Grant Notice”), and the provisions of the Plan and the Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

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[If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than $100,000 in value (in each case, measured by the fair market value of the shares underlying Shares on the date the Incentive Stock Option is granted) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.]

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You consent to receive this Grant Notice, the Stock Option Agreement, the Plan, the document containing the Plan information specified in Section 10(a) of the Securities Act (the “Prospectus”) and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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You have read and are familiar with the provisions of the Plan, the Stock Option Agreement, the Notice of Exercise and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan will control.

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The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Shares and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company (or any Affiliate or Subsidiary) and you that, in each case, is approved by the Board and specifies terms that should govern this Option.

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Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

ELECTRA THERAPEUTICS, INC.		OPTIONHOLDER:

By:
	Signature	Signature

Title:		Date:
Date:

ATTACHMENTS: Stock Option Agreement, 2026 Equity Incentive Plan, Notice of Exercise, Prospectus

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ATTACHMENT I

ELECTRA THERAPEUTICS, INC.

STOCK OPTION AGREEMENT

(2026 EQUITY INCENTIVE PLAN)

As reflected by your Stock Option Grant Notice (“Grant Notice”), Electra Therapeutics, Inc. (the “Company”) has granted you an option under the Company’s 2026 Equity Incentive Plan (the “Plan”) to purchase a number of Shares at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan will have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement constitute your Option Agreement.

The general terms and conditions applicable to your Option are as follows:

1. GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a) Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Option;

(b) Section 9(d) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and

(c) Section 8 regarding certain tax consequences of your Option.

Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan will control.

2. EXERCISE.

(a) You may generally exercise the vested portion of your Option for whole Shares at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

(b) To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:

(i) cash, check, bank draft or money order;

(ii) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(iii) if you are a U.S. Employee, surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of surrender, and (ii) must be owned free and clear of any liens, claims, encumbrances, or security interests, if accepting such Shares, in the sole discretion of the Company, shall not result in any adverse accounting consequences to the Company.

If you are or become a non-U.S. resident, your methods of exercise may be restricted by the terms and conditions of any appendix to this Option Agreement for your country (including the Country Addendum, as defined below). The Company from time to time may engage a stock plan service provider to assist the Company with the implementation, administration, and management of the Plan and Awards granted thereunder. For clarity, the Board may establish procedures that require any exercise of your Option, including without limitation the method of payment of the applicable exercise price and the amount required to satisfy any applicable Withholding Obligation (as defined below), to be satisfied through such stock plan service provider.

(c) By accepting your Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”), if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Shares until the end of such period. You also agree that any transferee of any Shares (or other securities) of the Company held by you will be bound by this Section 2(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

3. TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c) 12 months after the termination of your Continuous Service due to your Disability;

(d) 18 months after your death if you die during your Continuous Service;

(e) immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction;

(f) the Expiration Date indicated in your Grant Notice; or

(g) the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option will not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

To obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.

4. WITHHOLDING OBLIGATIONS. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied; and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate arrangements for (including by means of a formal cashless exercise program to the extent permitted by the Company), any sums required to satisfy the withholding obligation for Tax-Related Items, if any, which arise in connection with the exercise of your Option (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company will have no obligation to issue Shares subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Withholding Obligation of the Company or, if different, your employer or any Affiliate or Subsidiary to which you are providing services (together, the “Service Recipients”) in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. If you fail to make satisfactory arrangements for the satisfaction of any Withholding Obligation hereunder at the time of the applicable taxable event, you acknowledge and agree that the Company may refuse to issue or deliver the Shares.

5. INCENTIVE STOCK OPTION DISPOSITION REQUIREMENT. If your Option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of your Option that occurs within two years after the date of your Option grant or within one year after such Shares are transferred upon exercise of your Option.

6. TRANSFERABILITY. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.

7. CORPORATE TRANSACTION. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8. NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates or Subsidiaries related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the underlying Shares on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price is less than the “fair market value” of the underlying Shares on the date of grant as subsequently determined by the Internal Revenue Service.

9. NATURE OF GRANT. In accepting your Option, you acknowledge, understand, and agree that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Board;

(c) you are voluntarily participating in the Plan;

(d) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(e) the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted;

(g) if the underlying Shares do not increase in value, the Option will have no value;

(h) if you exercise the Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the exercise price of the Option;

(i) for purposes of the Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or any Affiliate or Subsidiary (regardless of the reason for the termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing Continuous Service or the terms of your employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Grant Notice to other arrangements or contracts) or determined by the Board, your right to vest in the Option under the Plan, if any, will terminate as of that date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing Continuous Service or the terms of your employment or service agreement, if any, unless you are providing bona fide services during that time); and (ii) the period (if any) during which you may exercise the Option after such termination of your Continuous Service will commence on the date you cease to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where you are employed or terms of your engagement agreement, if any; the Board will have the exclusive discretion to determine when you are no longer actively providing services for purposes of this Option (including whether you may still be considered to be providing services while on a leave of absence and consistent with local law); and

(j) unless otherwise provided in the Plan or by the Board in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any of the benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

10. COUNTRY ADDENDUM. Notwithstanding any provisions in this Option Agreement, this Option will be subject to any special terms and conditions set forth in an appendix (if any) to this Option Agreement for any country whose laws are applicable to you and this Option (as determined by the Board in its sole discretion) (the “Country Addendum”). Moreover, if you relocate to one of the countries included in the Country Addendum (if any), the special terms and conditions for that country will apply to you, to the extent the Company determines that the application of those terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.

11. SEVERABILITY. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

13. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable federal income tax consequences, please see the Prospectus.

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APPENDIX A

ELECTRA THERAPEUTICS, INC.

2026 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Stock Option Agreement (this “Country Addendum”) will be ascribed the same defined meanings as set forth in the Option Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Option Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern this Option granted pursuant to the terms and conditions of the Plan and the Option Agreement to the extent you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered a citizen or resident for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the Option is granted, the Company, in its discretion, will determine to what extent the terms and conditions contained herein will apply to you.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of _________, 20__. The Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Country Addendum as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in or exercise the Option or sell Shares acquired under the Option.

In addition, the information contained in this Country Addendum is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. You should seek appropriate professional advice as to how the Applicable Laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you currently are residing and/or working, transfer residence and/or employment to another country after the grant of this Option, or are considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to you in the same manner.

I. GLOBAL PROVISIONS APPLICABLE IN ALL COUNTRIES OTHER THAN THE UNITED STATES

1. Nature of Grant. The following provisions supplement Section 9 of the Option Agreement:

(a) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(b) you acknowledge and agree that no Service Recipient will be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

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(c) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from the termination of your Continuous Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing Continuous Service or the terms of your employment or service agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against any Service Recipient, waive your ability, if any, to bring any such claim, and release each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

2. Data Privacy. You hereby acknowledge the collection, use, and transfer, in electronic or other form, of your personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering, and managing your participation in the Plan.

You understand that the Company and the Service Recipient may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering, and managing the Plan.

You understand that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request information about sharing, processing, and storage of Data and may exercise your rights with respect to the Data, which may include the right to terminate sharing, processing, and storage, by following instructions in the Company’s Personnel Privacy Notice or by contacting your local human resources representative. You authorize the Company, any stock plan service provider selected by the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer, and manage your participation in the Plan.

3. Language. If you have received the Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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ATTACHMENT II

2026 EQUITY INCENTIVE PLAN

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ATTACHMENT III

ELECTRA THERAPEUTICS, INC.

NOTICE OF EXERCISE

(2026 EQUITY INCENTIVE PLAN)

ELECTRA THERAPEUTICS, INC.
230 E Grand Avenue, Suite S-100
South San Francisco, CA 94080	Date of Exercise: _______________

This constitutes notice to Electra Therapeutics, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Stock Option Grant Notice, Stock Option Agreement or 2026 Equity Incentive Plan (the “Plan”) will have the meanings set forth in the Stock Option Grant Notice, Stock Option Agreement or Plan, as applicable. Use of certain payment methods is subject to Company and/or Board consent and certain additional requirements set forth in the Stock Option Agreement and the Plan.

Type of option (check one):		Incentive ☐	Nonstatutory ☐
Date of Grant:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:
Total exercise price:	$	______________
Cash, check, bank draft or money order delivered herewith:	$	______________
Value of ________ Shares delivered herewith:	$	______________
Cashless Exercise:	$	_____________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan, (ii) to satisfy the Withholding Obligation, if any, relating to the exercise of this Option as set forth in the Stock Option Agreement, and (iii) if this exercise relates to an Incentive Stock Option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two years after the Date of Grant or within one year after such Shares are issued upon exercise of this Option.

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I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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ATTACHMENT IV

PROSPECTUS

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